PALMER & DODGE LLP
                     ONE BEACON STREET, BOSTON, MA 02108-3190

TELEPHONE: (617) 573-0100                            FACSIMILE: (617) 227-4420


                                  March 9, 2000

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            Re:   First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Gentlemen:

We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          /s/ PALMER & DODGE LLP
                                          PALMER & DODGE LLP